Exhibit 10.2

TERMINATION OF
VOTING TRUST AGREEMENT

This Termination of Voting Trust Agreement dated as of June 1, 2009 (the “Voting Trust Agreement”) is entered into as of November 8, 2013 by and among Inovio Pharmaceuticals, Inc., formerly known as Inovio Biomedical Corporation (the “Company”), all of the stockholders who remain parties to the Voting Trust Agreement (the “Stockholders”), and Simon X. Benito and Morton Collins, who currently serve as the voting trustees under the Voting Trust Agreement (the “Trustees”).
Recitals:
The Company, the Stockholders and the Trustees are parties to the Voting Trust Agreement. The parties desire to terminate the Voting Trust Agreement as of the date of this Agreement.
All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Voting Trust Agreement.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Termination the Voting Trust Agreement
The parties hereby terminate the Voting Trust Agreement. Notwithstanding anything to the contrary set forth in the Voting Trust Agreement, the termination of the Voting Trust Agreement shall be effective as of the date of this Agreement.
2.Reissuance of Certificates Representing the Shares.
Pursuant to the provisions of Section 15 of the Voting Trust Agreement, the Trustees hereby authorize the release of the certificates representing the Shares and the Company is hereby authorized to re-issue certificates representing the Shares in the names of the respective Stockholders.
3.Further Assurances.
Each of the parties agree to take all such actions and execute all such documents as may be necessary or appropriate in order to carry out the purposes and provisions of this Agreement applicable to such party as any other party may from time to time request.
4.Counterparts.
This Agreement may be executed in several counterparts, each of which shall be deemed an original. This Agreement and any counterparts so executed shall be deemed to be one and the same document. This Agreement and any counterpart signature page hereto may be delivered by facsimile or electronic transmission with the same effect as if such party had delivered an executed original counterpart of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of November 8, 2013.

INOVIO PHARMACEUTICALS, INC.
By: /s/ THOMAS KIM
Title: Corporate Secretary
THE STOCKHOLDERS:
/s/ J. JOSEPH KIM
J. Joseph Kim

/s/ DAVID WEINER
David Weiner

/s/ MICHAEL KAUFMAN
Michael Kaufman

/s/ BRYAN CHUNG
Bryan Chung

THE TRUSTEES:

/s/ SIMON X. BENITO
Simon X. Benito

/s/ MORTON COLLINS
Morton Collins